UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

992 Old Eagle School Road, Suite 909
Wayne, PA 19087
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2016, TechPrecision Corporation (the "Company") and its wholly owned subsidiary, Ranor, Inc. ("Ranor"), entered into the Note and Other Loan Documents Modification Agreement No. 2 (the "Amendment") with Revere High Yield Fund, LP ("Revere"), which amends that certain Term Loan and Security Agreement, dated December 22, 2014 (the "TLSA") between Ranor and Revere pursuant to which Revere agreed to loan an aggregate of $2.25 million to Ranor.  In connection with the Amendment, Ranor entered into an Amended and Restated Term Loan Note in the aggregate principal amount of $1.5 million (the "Note A") and an Amended and Restated Term Loan Note in the aggregate principal amount of $750,000 (the "Note B" and together with the Note A, the "Notes"), each in favor of Revere and each dated January 22, 2016.

The Amendment (a) extends the maturity date of the term loans made pursuant to the TLSA to January 22, 2018, (b) amends the amortization schedule such that payments under the TLSA and Notes are due as follows: (i) payments of interest only on advanced principal on a monthly basis on the first day of each month from March 1, 2016 until January 1, 2017 and (ii) payments of $9,375 in principal plus accrued interest on a monthly basis on the first day of each month from February 1, 2017 until January 22, 2018, (c) reduces the annual interest rate on the unpaid principal balance of the loans to 10% per annum (the "Interest Rate") from 12% per annum, (d) amends the definition of the "Minimum Guaranteed Interest" payable by Ranor to Revere on the earlier of prepayment in full of the loans or payment in full of the loans on the maturity date to the greater of (i) twelve (12) months interest at the Interest Rate on the amount outstanding on the loans or (ii) interest due on any amount advanced under the TLSA at the Interest Rate, (e) adds a restrictive covenant whereby Ranor must maintain monthly minimum cash balances, with failure to comply with such restrictive covenant an event of default pursuant to which Revere may accelerate the repayment of the loans, and (f) includes a reaffirmation of the Company's guarantee of Ranor's obligations under the TLSA and the Notes pursuant to a Guaranty Agreement between the Company and Revere.

The descriptions of the Amendment and the Notes are qualified in their entirety by reference to the full text of the Amendment and the Notes, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note and Other Loan Documents Modification Agreement No. 2 dated January 22, 2016 by and between Revere High Yield Fund, LP, Ranor, Inc. and TechPrecision Corporation.

10.2	Amended and Restated Term Note in the original principal amount of $1,500,000 in the name of Revere High Yield Fund, LP, dated January 22, 2016.

10.3	Amended and Restated Term Note in the original principal amount of $750,000 in the name of Revere High Yield Fund, LP, dated January 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2016	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Note and Other Loan Documents Modification Agreement No. 2 dated January 22, 2016 by and between Revere High Yield Fund, LP, Ranor, Inc. and TechPrecision Corporation.

10.2	Amended and Restated Term Note in the original principal amount of $1,500,000 in the name of Revere High Yield Fund, LP, dated January 22, 2016.

10.3	Amended and Restated Term Note in the original principal amount of $750,000 in the name of Revere High Yield Fund, LP, dated January 22, 2016.